Rowan Reports Third Quarter 2017 Results

HOUSTON, Nov. 1, 2017 /PRNewswire/ -- For the quarter ended September 30, 2017, Rowan Companies plc (" Rowan " or the " Company ") (NYSE: RDC) reported a net loss of $20.9 million, or $0.17 net loss per diluted share, compared to net income of $5.5 million, or $0.04 per diluted share, in the third quarter of 2016. The net income for the prior-year quarter included a $34.3 million (after tax), or $0.27 per diluted share, non-cash asset impairment charge and a $1.4 million (after tax), or $0.01 per share, credit from a litigation-related matter.

Tom Burke, President and Chief Executive Officer, commented, "Our third quarter financial results reflect our ability to successfully manage through this challenging cycle by executing safe, efficient and reliable operations, while continuing to focus on control of costs." Dr. Burke added, "The recent launch of ARO Drilling is a milestone for Rowan Companies. We believe this joint venture will provide us with solid visible earnings growth throughout the next decade. We are pleased that the start-up of ARO Drilling had a positive impact on our liquidity as evidenced by the receipt of an $88 million cash distribution in October."

Rowan will conduct its earnings conference call on Wednesday, November 1, 2017, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (844) 579-6824, or internationally (763) 488-9145. The conference ID is 70282133. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 26 mobile offshore drilling units, comprised of 22 self-elevating jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, and Trinidad. Additionally, the Company is a partner in a 50/50 joint venture with Saudi Aramco, named ARO Drilling, that owns a fleet of four self-elevating jack-up rigs that are contracted in the Arabian Gulf. Rowan's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to numerous risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices and the impact of the economic climate; changes in the offshore drilling market, including fluctuations in supply and demand; variable levels of drilling activity and expenditures in the energy industry; changes in day rates; ability to secure future drilling contracts; cancellation, early termination or renegotiation by our customers of drilling contracts; customer credit and risk of customer bankruptcy; risks associated with fixed cost drilling operations; unplanned downtime; risks related to our joint venture with Saudi Aramco, including the timing and amount of future distributions from the joint venture or contributions to the joint venture; cost overruns or delays in transportation of drilling units; cost overruns or delays in maintenance, repairs, or other rig projects; operating hazards and equipment failure; risks of collision and damage; casualty losses and limitations on insurance coverage; weather conditions in the Company's operating areas; increasing costs of compliance with regulations; changes in tax laws and interpretations by taxing authorities; hostilities, terrorism, and piracy; impairments; cyber incidents; the outcomes of disputes, including tax disputes and legal proceedings; and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures
We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the tables entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except per share amounts) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
REVENUES	$291.6	$379.4	$986.1	$1,491.4

COSTS AND EXPENSES:
Direct operating costs (excluding items below)	167.4	186.0	504.9	598.3
Depreciation and amortization	103.4	102.2	304.0	301.2
Selling, general and administrative	25.0	23.5	71.0	76.5
Loss on disposals of property and equipment	2.8	1.2	9.3	5.3
Material charges and other operating items	—	32.9	—	32.9
Total costs and expenses	298.6	345.8	889.2	1,014.2

INCOME (LOSS) FROM OPERATIONS	(7.0)	33.6	96.9	477.2

OTHER INCOME (EXPENSE):
Interest expense	(38.5)	(39.4)	(117.0)	(116.6)
Interest income	3.7	1.2	8.9	2.1
Gain (loss) on extinguishment of debt	(0.5)	—	1.7	2.4
Other - net	(0.4)	(2.1)	(0.5)	(5.4)
Total other (expense), net	(35.7)	(40.3)	(106.9)	(117.5)

INCOME (LOSS) BEFORE INCOME TAXES	(42.7)	(6.7)	(10.0)	359.7
Provision (benefit) for income taxes	(21.8)	(12.2)	29.3	14.7

NET INCOME (LOSS)	$(20.9)	$5.5	$(39.3)	$345.0

NET INCOME (LOSS) PER SHARE - DILUTED	$(0.17)	$0.04	$(0.31)	$2.73

WEIGHTED AVERAGE SHARES - BASIC	$126.2	$125.4	$126.1	$125.3

WEIGHTED AVERAGE SHARES - DILUTED	126.2	126.7	126.1	126.4

ROWAN COMPANIES PLC CONDENSED CONSOLIDATED BALANCE SHEETS (In millions) (Unaudited)

	September 30, 2017	December 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,220.0	$1,255.5
Receivables - trade and other	244.1	301.3
Prepaid expenses and other current assets	24.5	23.5
Total current assets	1,488.6	1,580.3
Property and equipment - net	6,815.9	7,060.0
Investment in unconsolidated subsidiary	25.0	—
Other assets	43.7	35.3
	$8,373.2	$8,675.6

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$126.8
Accounts payable - trade	71.4	94.3
Deferred revenues	43.8	103.9
Accrued liabilities	141.4	158.8
Total current liabilities	256.6	483.8

Long-term debt, less current portion	2,510.2	2,553.4
Other liabilities	292.5	338.8
Deferred income taxes - net	19.2	185.7
Shareholders' equity	5,294.7	5,113.9
	$8,373.2	$8,675.6

ROWAN COMPANIES PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Nine months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(39.3)	$345.0
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	304.0	301.2
Deferred income taxes	32.8	(21.9)
Provision for pension and other postretirement benefits	5.1	13.0
Share-based compensation expense	19.5	25.9
Loss on disposals of property and equipment	9.3	5.3
Contingent payment derivative	0.1	(4.2)
Asset impairment charges	—	34.3
Other	1.7	0.3
Net changes in current assets and liabilities	46.7	(56.3)
Other postretirement benefit claims paid	(2.0)	(6.6)
Contributions to pension plans	(23.9)	(16.1)
Deferred revenues	(70.0)	45.3
Net changes in other noncurrent assets and liabilities	(43.0)	28.3
Net cash provided by operating activities	241.0	693.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(78.6)	(88.5)
Investment in unconsolidated subsidiary	(25.0)	—
Proceeds from disposals of property and equipment	1.5	1.1
Net cash used in investing activities	(102.1)	(87.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Reductions of long-term debt	(170.0)	(47.9)
Shares repurchased for tax withholdings on vesting of restricted share units	(4.4)	(4.9)
Net cash used in financing activities	(174.4)	(52.8)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(35.5)	553.3
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,255.5	484.2
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,220.0	$1,037.5

ROWAN COMPANIES PLC SUPPLEMENTAL OPERATING SEGMENT INFORMATION (In millions) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Deepwater:
Revenues	$88.4	$135.1	$371.8	$699.0
Operating expenses:
Direct operating costs (excluding items below)	32.9	52.4	116.2	175.4
Depreciation and amortization	27.4	28.8	84.1	86.0
Other operating items	—	0.1	—	0.4
Income from Operations	$28.1	$53.8	$171.5	$437.2

Jack-ups:
Revenues	$203.2	$244.3	$614.3	$792.4
Operating expenses:
Direct operating costs (excluding items below)	134.5	133.6	388.7	422.9
Depreciation and amortization	75.3	71.5	217.8	211.0
Other operating items	2.7	33.6	9.3	37.3
Income (loss) from Operations	$(9.3)	$5.6	$(1.5)	$121.2

Unallocated costs and other:
Operating expenses:
Depreciation and amortization	0.7	1.9	2.1	4.2
Selling, general and administrative	25.0	23.5	71.0	76.5
Other operating items	0.1	0.4	—	0.5
Loss from Operations	$(25.8)	$(25.8)	$(73.1)	$(81.2)

Consolidated:
Revenues	$291.6	$379.4	$986.1	$1,491.4
Operating expenses:
Direct operating costs (excluding items below)	167.4	186.0	504.9	598.3
Depreciation and amortization	103.4	102.2	304.0	301.2
Selling, general and administrative	25.0	23.5	71.0	76.5
Other operating items	2.8	34.1	9.3	38.2
Income (loss) from Operations	$(7.0)	$33.6	$96.9	$477.2

ROWAN COMPANIES PLC SUPPLEMENTAL OPERATING INFORMATION (Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
RIG DAYS (1)
Deepwater:
Revenue-producing (2)	184	204	276	658	962
Available	368	364	368	1,092	1,096

Jack-up:
Revenue-producing	1,646	1,503	1,509	4,696	4,610
Available	2,115	2,093	2,208	6,279	6,576

Total:
Revenue-producing (2)	1,830	1,707	1,785	5,354	5,572
Available	2,483	2,457	2,576	7,371	7,672

UTILIZATION (1)
Deepwater (2)	50%	56%	75%	60%	88%
Jack-up	78%	72%	68%	75%	70%
Total (2)	74%	69%	69%	73%	73%

AVERAGE DAY RATES (3) (in thousands)
Deepwater (2) (4)	$476.6	$599.6	$490.0	$562.1	$575.5
Jack-up	$122.1	$129.9	$158.8	$129.1	$168.6
Total (2) (4)	$157.7	$186.0	$210.1	$182.3	$238.9

REBILLABLES (5) (in millions)
Deepwater	$0.8	$0.4	$(0.2)	$2.0	$2.5
Jack-up	1.9	2.1	4.5	7.4	12.9
Total	$2.7	$2.5	$4.3	$9.4	$15.4

_______________________
(1) Available rig days and utilization exclude cold-stacked days.

(2) Revenue-producing days for the three and nine months ended September 30, 2017 includes 92 days for the drillship Rowan Reliance. The drillship did not operate in the third quarter, but was available for Cobalt per the 2016 contract amendment. Revenue of $29 million ($315 thousand per day), previously deferred in 2016, was recognized during the three and nine months ended September 30, 2017 related to these 92 days for which the rig was available to Cobalt but not operating.

(3) Average day rates exclude other revenue, which is primarily revenue received for contract reimbursable costs.

(4) Average day rate for the nine months ended September 30, 2016 includes operating days for the drillship Rowan Relentless up to the contract termination which was 143 days for the nine months ended September 30, 2016.

(5) Rebillable operating costs equally offset with rebillable revenue.

ROWAN COMPANIES PLC RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In millions, except per share amounts) (Unaudited)

	Three months ended September 30, 2017				Three months ended September 30, 2016
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME (LOSS)	$(42.7)	$21.8	$(20.9)	$(0.17)	$(6.7)	$12.2	$5.5	$0.04
Loss on extinguishment of debt	0.5	—	0.5	—	—	—	—	—
Non-cash asset impairment charges	—	—	—	—	34.3	—	34.3	0.27
Litigation-related credit	—	—	—	—	(1.4)		(1.4)	(0.01)
NON-GAAP NET INCOME (LOSS)	$(42.2)	$21.8	$(20.4)	$(0.16)	$26.2	$12.2	$38.4	$0.30

	Nine months ended September 30, 2017				Nine months ended September 30, 2016
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME (LOSS)	$(10.0)	$(29.3)	$(39.3)	$(0.31)	$359.7	$(14.7)	$345.0	$2.73
Gain on extinguishment of debt	(1.7)	—	(1.7)	(0.01)	(2.4)	—	(2.4)	(0.02)
Non-cash asset impairment charges	—	—	—	—	34.3	—	34.3	0.27
Litigation-related credit	—	—	—	—	(1.4)	—	(1.4)	(0.01)
Customer contract termination settlement	—	—	—	—	(120.0)	—	(120.0)	(0.95)
NON-GAAP NET INCOME (LOSS)	$(11.7)	$(29.3)	$(41.0)	$(0.32)	$270.2	$(14.7)	$255.5	$2.02
* Per share amounts may not sum due to rounding.

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA):
GAAP NET INCOME (LOSS)	$(20.9)	$5.5	$(39.3)	$345.0
Depreciation and amortization	103.4	102.2	304.0	301.2
Interest (income) expense and other, net	35.2	40.3	108.6	119.9
Income tax expense (benefit)	(21.8)	(12.2)	29.3	14.7
(Gain) loss on extinguishment of debt	0.5	—	(1.7)	(2.4)
Non-cash asset impairment charges	—	34.3	—	34.3
Litigation-related credit	—	(1.4)	—	(1.4)
Loss on disposals of property and equipment	2.8	1.2	9.3	5.3
Customer contract termination settlement	—	—	—	(120.0)
NON-GAAP ADJUSTED EBITDA	$99.2	$169.9	$410.2	$696.6

CONTACT: Carrie Prati, Director, Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581